UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2023

Terns Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39926	98-1448275
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1065 East Hillsdale Blvd. Suite 100
Foster City, California		94404
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 525-5535

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	TERN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 15, 2023, Terns Pharmaceuticals, Inc. (the “Company”) entered into a Sales Agreement (the “May 2023 Sales Agreement”), with Cowen and Company, LLC (“Cowen”), as sales agent, pursuant to which the Company may offer and sell shares of its common stock, $0.0001 par value per share (“Common Stock”), having an aggregate offering price of up to $150,000,000 (the “Shares”) from time to time through Cowen. The Shares to be sold under the May 2023 Sales Agreement, if any, may be issued and sold pursuant to the Company’s shelf Registration Statement on Form S-3 (File No. 333-269508), which became effective on February 10, 2023 (the “Registration Statement”), a prospectus contained within the Registration Statement and a prospectus supplement, dated May 15, 2023, that the Company has filed with the Securities and Exchange Commission (together, the “May 2023 Prospectus”).

Upon delivery of a placement notice and subject to the terms and conditions of the May 2023 Sales Agreement, Cowen may sell Shares by any method that is deemed an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through The Nasdaq Global Select Market or any other trading market for the Company’s Common Stock.

The Company or Cowen may suspend the offering of Shares being made through Cowen under the May 2023 Sales Agreement upon proper notice to the other party, subject to certain conditions. Cowen, when acting as sales agent, will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Nasdaq Stock Market, Inc. to sell on the Company’s behalf all of the Shares requested to be sold by the Company. The Company also may sell Shares to Cowen as principal for its own account at a price agreed upon at the time of sale.

The compensation to Cowen for sales of Shares pursuant to the May 2023 Sales Agreement will be an amount up to 3.0% of the gross proceeds of any Shares sold under the May 2023 Sales Agreement. The Company has also agreed to provide indemnification and contribution to Cowen with respect to certain liabilities, including liabilities under the Securities Act.

A copy of the May 2023 Sales Agreement is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the material terms of the May 2023 Sales Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit. Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Company, has issued a legal opinion relating to the Shares. A copy of such legal opinion, including the consent included therein, is attached as Exhibit 5.1 hereto.

This Current Report on Form 8-K shall not constitute an offer to sell or solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of such state or jurisdiction.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Sales Agreement, dated May 15, 2023, by and between Terns Pharmaceuticals, Inc. and Cowen and Company, LLC.
5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to Terns Pharmaceuticals, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERNS PHARMACEUTICALS, INC.

Date:	May 15, 2023	By:	/s/ Bryan Yoon
Bryan Yoon Chief Operating Officer & General Counsel